As filed with the Securities and Exchange Commission on December 13, 2022

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

DAVE INC.

(Exact name of registrant as specified in its charter)

Delaware	86-1481509
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Dave Inc.

1265 South Cochran Avenue

Los Angeles, CA 90019

(Address of Principal Executive Offices) (Zip Code)

Dave Inc. 2021 Equity Incentive Plan

(Full title of the plan)

Jason Wilk

Chief Executive Officer

Dave Inc.

1265 South Cochran Avenue

Los Angeles, CA 90019

(844) 857-3283

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Please send copies of all communications to:

Albert Vanderlaan, Esq. Orrick, Herrington & Sutcliffe LLP 222 Berkeley St., Suite 2000 Boston, MA 02116 (617) 880-2210	John Ricci General Counsel 1265 South Cochran Avenue Los Angeles, CA 90019 (844) 857-3283

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

REGISTRATION OF ADDITIONAL SHARES

PURSUANT TO GENERAL INSTRUCTION E

Pursuant to General Instruction E of Form S-8, Dave Inc. (the “Registrant”) is filing this Registration Statement with the Securities and Exchange Commission (the “Commission”) to register 44,940,630 additional shares of common stock under the Dave Inc. 2021 Equity Incentive Plan (the “Plan”) pursuant to an amendment and restatement of the Plan approved by the stockholders of the Registrant in a Special Meeting held December 13, 2022. The Registrant previously registered shares of its common stock for issuance under the 2021 Plan on March  16, 2022 (Registration No. 333-263589). This Registration Statement hereby incorporates by reference the contents of the Registrant’s registration statement referenced above.

Item 8.	Exhibits.

The following exhibits are filed herewith:

Incorporated by Reference
Exhibit Number	Exhibit Description	Form	File No.	Exhibit	Filing Date	Filed Herewith

5.1	Opinion of Orrick, Herrington & Sutcliffe LLP.					X

23.1	Consent of Orrick, Herrington & Sutcliffe LLP (included in Exhibit 5.1).					X

23.2	Consent of Moss Adams LLP					X

24.1	Power of Attorney (included on the signature page of this Registration Statement).					X

99.1	Dave Inc. 2021 Equity Incentive Plan, as amended and restated, and related forms of award agreements	8-K	001-40161	10.1	12/13/22

107	Filing Fee Table					X

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on December 13, 2022.

DAVE INC.

/s/ Jason Wilk
Jason Wilk
Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Jason Wilk, Kyle Beilman and John Ricci, and each of them, as his or her true and lawful attorney-in-fact and agent with the full power of substitution, for him or her, in any and all capacities, to sign any and all amendments to this Registration Statement (including post-effective amendments to this Registration Statement on Form S-8), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his or her substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons on behalf of the Registrant in the capacities and on the dates indicated:

Name	Title	Date

/s/ Jason Wilk Jason Wilk	Chief Executive Officer, Director and Chairperson (Principal Executive Officer)	December 13, 2022

/s/ Kyle Beilman Kyle Beilman	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	December 13, 2022

/s/ Teresa Aragones Teresa Aragones	Director	December 13, 2022

/s/ Brendan Carroll Brendan Carroll	Director	December 13, 2022

/s/ Andrea Mitchell Andrea Mitchell	Director	December 13, 2022

/s/ Michael Pope Michael Pope	Director	December 13, 2022

/s/ Dan Preston Dan Preston	Director	December 13, 2022